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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, relating to the Omnicare, Inc. 1992 Long-Term Stock Incentive Plan, of our report dated January 29, 1999 relating to the financial statements and financial statement schedules, which appears in Omnicare Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cincinnati, Ohio
May 3, 1999





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